Exhibit 99.1

XPO Logistics Acquires OHL’s Turbo Logistics

$50 Million Investment Expands Freight Brokerage Operations

GREENWICH, Conn. — October 25, 2012 — XPO Logistics, Inc. (NYSE: XPO) today announced that it has acquired the operating assets of Turbo Logistics, Inc., the freight brokerage division of Ozburn-Hessey Logistics, LLC (OHL). The cash purchase price was $50 million, excluding any working capital adjustments, with no assumption of debt. The acquisition is expected to be immediately accretive to earnings.

Founded in 1984, Turbo Logistics serves more than 600 customers through four locations: Gainesville, Ga.; Reno, Nev.; Chicago, Ill.; and Dallas, Texas. The company had 170 employees and trailing 12 months revenue of approximately $124 million as of September 30, 2012.

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, “Turbo Logistics is a well run, highly scalable brokerage business that has earned 28 years of respect in the industry. They have a strong carrier network and deep relationships in the retail, manufacturing and food and beverage sectors. Turbo’s expedite business has synergies with our Express-1 expedite division, and on the truckload side, we’ve now acquired a significant position in the temperature-controlled freight market.

“We’re very pleased that David Coker and Jeff Battle will be staying on in leadership positions. Their combined 33 years of experience at Turbo will help us scale up in Gainesville, the largest location, and in Reno. Our plan for Chicago is to merge it with one of our fastest-growing cold-starts, led by Abtin Hamidi. We’ll do the same in Dallas, where we have a cold-start run by Doug George that’s gaining traction. We’re effectively creating large, combined platforms that we can scale up dramatically in these two metro areas.”

Jacobs continued, “We’re on track or ahead of schedule with every major component of our growth strategy: acquisitions, cold-starts and the optimization of our operations. With the acquisition of Turbo, we’re fast approaching the $500 million revenue run rate we targeted for year-end.”

Conference call on October 26, 2012

The company will hold a conference call on Friday, October 26, 2012, at 8:30 a.m. Eastern Time to discuss the acquisition. Participants can call toll-free from the US/Canada: 1-888-771-4371; international participants call: +1-847-585-4405. Use passcode XPO Logistics. The conference will also be available via live webcast at www.xpologistics.com, where it will be archived.

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) is one of the fastest growing providers of non-asset based, third-party freight transportation services in North America. The company uses its network of more than 20,000 relationships with ground, sea and air carriers to find the best transportation solutions for its customers. XPO Logistics offers its services through three distinct business units: freight brokerage; expedited transportation (Express-1, Inc.); and freight forwarding (Concert Group Logistics, Inc.). The company serves more than 7,500 customers in the retail, commercial, manufacturing and industrial sectors through 56 locations, including 33 branches in the United States and Canada and 23 agent offices. www.xpologistics.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking.

These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in our filings with the SEC and the following: economic conditions generally; competition; our ability to find suitable acquisition candidates and execute our acquisition strategy; our ability to raise capital; our ability to attract and retain key employees to execute our growth strategy; our ability to develop and implement a suitable information technology system; our ability to maintain positive relationships with our network of third-party transportation providers; and governmental regulation. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this press release speak only as of the date hereof and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events.

Investor Contact:

XPO Logistics, Inc.

Dana Gibson, +1-203-930-1470

dana.gibson@xpologistics.com

Media Contact:

Brunswick Group

Gemma Hart, +1-212-333-3810